EXHIBIT 99 - APRIL 5, 2000 PRESS RELEASE
                                                        NEWS RELEASE


                                                        Star Technologies, Inc.
                                                        Seven Pidgeon Hill Drive
                                                        Sterling, VA  20165

                                                        CONTACT:
                                                        Brenda A. Potosnak
                                                        (703) 430-8130

                                                        FOR IMMEDIATE RELEASE



                 STAR ANNOUNCES INABILITY TO FILE ANNUAL REPORT
                        FOR YEAR ENDED DECEMBER 31, 1999


         STERLING, VA, April 05, 2000 - Star Technologies, Inc. (OTCBB:STRR), a provider of digital capture and imaging products and services, today announced that it will not be able to file with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which was required to be filed no later than March 31, 2000. For the reasons explained below, the Company is unable to predict when it will be in a position to file its 1999 Annual Report. Further, as a result of delays in completing its financial statements for the year ended December 31, 1999, the Company does not expect that it will be able to file timely its quarterly report on Form 10-Q for the first quarter of 2000.
         The Company's continuing financial crisis has resulted in the Company being unable to pay professional fees and other expenses required for the preparation of audited financial statements required to be included in its 1999 Annual Report. In addition, the Company has not completed closing its books for 1999 due, in part, to the relocation of Star and its PowerScan subsidiary from Potomac, Maryland, to Sterling, Virginia, in the first quarter of 2000. If the Company is unable to file its 1999 Annual Report on Form 10-K, the Company's common stock could become ineligible for quotation on the OTC Bulletin Board.
         Based upon information available to it that the Company believes to be reliable, the Company's revenue for the fourth quarter ended December 31, 1999 should be $0.6 million compared with $1.0 million in the fourth quarter of 1998. The Company anticipates that it will report a net loss for the fourth quarter.
         The Company's liabilities presently exceed its assets, and the Company believes that if it were to obtain an audit opinion, such opinion would contain a "going concern" qualification. The Company's audited financial statements for the fiscal year ended December 31, 1998 contained a "going concern" qualification.
         Although the first quarter ending March 31, 2000 will be characterized by similar revenue levels, operating expenses in the first quarter 2000 will be lower than in the fourth quarter 1999. The Company's employment levels for Star and its subsidiary, PowerScan, Inc., have decreased from 18 at December 1, 1999 to 7 at March 31, 2000. This reduction is a combination of a Company lay-off in

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February 2000, as well as employee resignations throughout this period, based in part on the Company's inability to meet its payroll on a timely basis. The Company's Chief Financial Officer has resigned, but continues to work with the Company on a part-time basis as a consultant. In addition, two members of the Company's Board of Directors resigned during the first quarter of 2000.
         As   previously   reported,   the  Company  is  and  will  continue  to
aggressively pursue the sale of certain assets. The Company is currently in discussions with a third party related to its purchase of the Company's data services subsidiary. However, the Company does not anticipate that proceeds from this sale will resolve its creditor issues.
         Star Technologies, Inc. is a provider of high-quality products and services for government and commercial users worldwide involved in data capture,
image  capture  and  digital  imaging.   Star's  PowerScan  subsidiary  designs,
develops, and supplies a complete line of digital image capture and processing software. Star also offers a wide range of outsourcing data entry and document imaging services through its CDT subsidiary based in Indianapolis, IN. Star is headquartered at Seven Pidgeon Hill Drive, Sterling, VA 20165. Telephone: (703) 430-8130.

         Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements in this news release, which are not historical facts, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the risk of technological change, the potential inability to finance future capital needs, operating losses and other risks described in the Company's Securities and Exchange filings.